UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2016 (July 7, 2016)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD

On July 8, 2016, Transocean Ltd. announced that Transocean Inc., its wholly-owned subsidiary, has priced its previously-announced offering of senior unsecured notes.  Transocean Inc. will issue U.S. $1.25 billion in aggregate principal amount of senior unsecured notes due 2023 pursuant to Rule 144A/Regulation S under the Securities Act of 1933, as amended, to eligible purchasers.  The notes will be guaranteed by Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

The notes will bear interest at the rate of 9.00% per annum and will be callable on or after July 15, 2020.   The offering is expected to close on or about July 21, 2016, subject to customary closing conditions.  Transocean Inc. expects to receive aggregate net proceeds of approximately U.S. $1.21 billion from the offering, after deducting the initial purchasers’ discounts and estimated offering costs.

Transocean intends to use a portion of the net proceeds from the offering to fund its previously-announced tender offers to purchase for cash up to U.S. $1.0 billion aggregate principal amount of its 6.500% Senior Notes due 2020, 6.375% Senior Notes due 2021 and 3.800% Senior Notes due 2022, subject to the terms and conditions specified in the related offer to purchase, and a portion of the net proceeds from the offering are intended to be used to refinance existing indebtedness and for general corporate purposes.  Should the tender offers not be consummated, or if net proceeds allocated to fund the tender offers remain following consummation of the tender offers, Transocean Inc. intends to use such net proceeds to refinance existing indebtedness and for general corporate purposes.

A copy of the press release announcing the pricing of the offering is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Transocean Ltd. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing Pricing of Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Une
TRANSOCEAN LTD.

Date: July 8, 2016	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Pricing of Notes